Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Jan 31, 2002
Payment Date	Feb 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.820000%
Accrual end date, accrual beginning date and days in Interest Period	Feb 15, 2002	Jan 15, 2002	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	116,043,405	24,080,972	31,299,637	22,757,974	10,046,389	19,024,717
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	1.990000%	2.140000%	2.240000%	2.470000%	2.820000%
Interest/Yield Payable on the Principal Balance	198,853	44,376	60,374	48,405	24,396
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	198,853	44,376	60,374	48,405	24,396
Interest/Yield Paid	198,853	44,376	60,374	48,405	24,396

Summary

Beginning Security Balance	116,043,405	24,080,972	31,299,637	22,757,974	10,046,389	19,024,717
Beginning Adjusted Balance	116,043,405	24,080,972	31,299,637	22,757,974	10,046,389
Principal Paid	4,505,851	935,003	1,215,286	883,635	390,076	785,015
Ending Security Balance	111,537,554	23,145,968	30,084,351	21,874,339	9,656,313	18,286,214
Ending Adjusted Balance	111,537,554	23,145,968	30,084,351	21,874,339	9,656,313
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	111,584,065	23,145,968	30,084,351	21,874,339	9,656,313
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					6,502,776
Ending OC Amount as Holdback Amount						13,189,491
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2504449	$0.8494617	$0.8891535	$0.9804527	$0.6613886
Principal Paid per $1000	$5.6748759	$17.8982288	$17.8981748	$17.8982133	$10.5751773